Exhibit 99.1

6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
NEWS RELEASE
CONTACTS: Albert G. White, III VP, Investor Relations and Treasurer Kim Duncan Director, Investor Relations ir@coopercompanies.com
FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES SECOND QUARTER 2010 RESULTS

PLEASANTON, Calif., June 3, 2010 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal second quarter ended April 30, 2010.

Revenue increased 11% year-over-year to $289.3 million. CooperVision (CVI) revenue up 11% to $242.3 million, and CooperSurgical (CSI) revenue up 10% to $47.0 million.

GAAP earnings per share (EPS) 10 cents, down from 54 cents in last year’s second quarter. Non-GAAP EPS 61 cents. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.

Second quarter free cash flow $60.4 million.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “We delivered a very strong second quarter across our vision and surgical businesses. Both businesses posted double-digit revenue growth, and we remain committed to investing in our sales and marketing efforts to continue gaining market share. Overall, we are pleased with our financial results, especially our trailing four quarter free cash flow of $218.2 million, and we believe CooperVision and CooperSurgical are well positioned for future growth.”

Second Quarter GAAP Operating Highlights

•	Revenue $289.3 million, 11% above second quarter 2009, 10% in constant currency.

•	Gross margin 57% consistent with last year’s second quarter.

•	Operating margin 13% compared with 16% in last year’s second quarter. Increases in selling and marketing costs drove SG&A to 38% of sales, up from 36%.

•	Depreciation and amortization expense $24.0 million.

•	Interest expense $9.7 million or 3% of sales vs. $10.8 million or 4% of sales in last year’s second quarter. Interest expense decreased as a result of lower debt and lower interest rates.

•	Litigation settlement charge $27.0 million included in earnings per share.

•	Total debt decreased $30.4 million to $712.9 million. At quarter end there was $360.0 million outstanding under the Company’s $650.0 million revolver.

•

Cash provided by operations $71.6 million and capital expenditures $11.2 million resulted in free cash flow of $60.4 million. Trailing twelve month cash provided by operations $282.2 million and capital expenditures $64.0 million resulted in free cash flow of $218.2 million.

Second Quarter CooperVision (CVI) GAAP Operating Highlights

•	Revenue $242.3 million, up 11% from last year’s second quarter, up 10% in constant currency. Revenue gains were delivered throughout all product categories and geographic regions.

•	Revenue by category:

	(In millions) 2Q10	% of CVI Revenue 2Q10	%chg y/y	Constant Currency %chg y/y
Toric	$74.7	31%	23%	18%
Multifocal	18.3	7%	9%	6%
Single-use sphere	50.4	21%	18%	11%
Non single-use sphere, other	98.9	41%	2%	6%

Total	$242.3	100%	11%	10%

•	Revenue by geography:

	(In millions) 2Q10	% of CVI Revenue 2Q10	%chg y/y	Constant Currency %chg y/y
Americas	$110.4	45%	13%	12%
EMEA	86.6	36%	6%	13%
Asia Pacific	45.3	19%	18%	3%

Total	$242.3	100%	11%	10%

•	Selected revenue by material:

	(In millions) 2Q10	% of CVI Revenue 2Q10	%chg y/y	Constant Currency %chg y/y
Proclear	$69.5	29%	17%	12%
Silicone hydrogel	$54.0	22%	136%	126%

•	Gross margin 55% compared with 56% in the second quarter of 2009. The decrease in gross margin was largely attributable to costs associated with the 2009 CooperVision manufacturing restructuring plan.

•	Operating margin 14% compared with 16% in last year’s second quarter. The decrease in operating margin was largely attributable to higher sales and marketing costs.

Second Quarter CooperSurgical (CSI) GAAP Operating Highlights

•	Revenue $47.0 million, up 10% from last year’s second quarter, organic growth 5%.

•	Revenue by category:

	(In millions) 2Q10	% of CSI Revenue 2Q10	%chg y/y
Office	$26.8	57%	4%
Hospital	16.7	36%	19%
Fertility Clinic	3.5	7%	20%

Total	$47.0	100%	10%

•	Gross margin 62%, up from 61% in the second quarter of 2009. Higher gross margin was primarily driven by manufacturing efficiencies.

•	Operating margin 24%, down from 26% in last year’s second quarter. The decrease in operating margin was largely attributable to higher sales and marketing costs.

2010 Guidance

The Company amends its full-year 2010 guidance. Guidance is summarized as follows:

	FY10 Guidance Old	FY10 Guidance New
Revenue (In millions)
CVI	$925 - $975	$925 - $975
CSI	$185 - $195	$185 - $195
Total	$1,110 - $1,170	$1,110 - $1,170
EPS
GAAP	$2.17 - $2.27	$1.76 - $1.86
Non-GAAP*	$2.45 - $2.55	$2.50 - $2.60
Free Cash Flow (In millions)	$130 - $150	$140 - $160

*	Excludes the impact of the litigation settlement and related charges, the 2009 CooperVision manufacturing restructuring plan and CooperSurgical acquisition costs. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.

Reconciliation of Non-GAAP EPS to GAAP EPS

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. As indicated in the table below, the non-GAAP measures exclude the securities class action litigation settlement and related charges, restructuring costs and costs related to acquisitions. We exclude these items because we do not consider them reflective of our ongoing operating performance. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements and guidance prepared in accordance with GAAP. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods.

Non-GAAP operating income, net income and diluted EPS results and guidance exclude costs related to the securities class action litigation settlement, the 2009 CooperVision manufacturing restructuring plan announced in August 2009, and costs related to CooperSurgical acquisitions. Non-GAAP net income and diluted EPS for the fiscal second quarter of 2010 excluded related costs of $23.8 million or 51 cents per share. We did not incur similar costs in the fiscal second quarter of 2009.

The settlement costs associated with the securities class action litigation are recognized as a pre-tax litigation settlement charge of $27.0 million along with related $0.2 million in pre-tax unreimbursed legal fees in our fiscal second quarter 2010. The restructuring costs, primarily severance and costs associated with assets, related to the pending closure of the Norfolk manufacturing plant and are primarily recorded in cost of sales. We expect to recognize total pre-tax restructuring charges under this plan of approximately $24.0 million. We recognized $5.1 million in fiscal 2009, $2.3 million in the fiscal first quarter of 2010, $3.6 million in the fiscal second quarter of 2010, with the remaining $13.0 million spread over the remainder of fiscal 2010. The acquisition costs, principally legal and other due diligence costs, are primarily recorded in selling, general and administrative expense. We believe it is useful for investors to understand the effects of these litigation, restructuring and acquisition costs on our total operating results.

We also report revenue growth using the non-GAAP financial measure of constant currency revenue. Management presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than United States dollars are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

	Three Months Ended April 30,
	2010 GAAP	Adjustments	2010 Non-GAAP
Operating income	$39,034	$4,124	$43,158
Income before income taxes	$2,472	$31,124	$33,596
(Benefit from) provision for income taxes	$(1,984)	$7,329	$5,345
Net income	$4,456	$23,795	$28,251

Diluted EPS	$0.10	$0.51	$0.61

	Fiscal 2010 EPS Guidance
	2010 GAAP	Adjustments	2010 Non-GAAP
Diluted EPS	$1.76 - $1.86	$0.74	$2.50 - $2.60

Conference Call and Webcast

The Company will host a conference call today at 5:00 PM ET to discuss its fiscal second quarter 2010 financial results. The dial in number in the United States is +1-800-561-2718 and outside the United States is +1-617-614-3525. The passcode is 19979857. There will be a replay available approximately two hours after the call ends until Thursday, June 10, 2010. The dial-in number for the replay in the United States is +1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 41976416. This call will be broadcast live on our website at www.coopercos.com and at www.streetevents.com. A transcript will be available on our website within 24 hours after the conference call.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Pleasanton, CA.

CooperVision, Inc. (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Headquartered in Pleasanton, CA, it manufactures in: Juana Diaz, Puerto Rico; Norfolk, VA; Rochester, NY; Adelaide, Australia; and Hamble and Hampshire, UK.

CooperSurgical, Inc. (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products and surgical instruments and accessories used primarily by gynecologists and obstetricians. Its major manufacturing and distribution facilities are in Trumbull, CT, Pasadena, CA, and Stafford, TX.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, CooperVision’s manufacturing restructuring plan and expected results of operations, integration of any acquisition, and litigation are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of U.S. and international credit markets that may adversely affect the Company’s or its customers’ ability to meet future liquidity needs; limitations on sales following new product introductions due to poor market acceptance; new competitors, product innovations or technologies; the Company’s failure to realize anticipated savings, or its incurrence of unexpected costs, from CooperVision’s manufacturing restructuring plan; a major disruption in the operations of our manufacturing, research and development or distribution facilities due to technological problems, natural disasters, CooperVision’s manufacturing restructuring plan or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel and other hydrogel lenses; the impact of acquisitions or divestitures on revenues, earnings or margins; losses arising from pending or future litigation or product recalls; interest rate and foreign currency exchange rate fluctuations; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally; changes in tax laws or their interpretation and changes in effective tax rates; dilution to earnings per share from acquisitions or issuing stock and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	April 30, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$9,829	$3,932
Trade receivables, net	174,291	170,941
Inventories	238,756	260,846
Deferred tax assets	28,030	23,360
Other current assets	42,543	44,799

Total current assets	493,449	503,878

Property, plant and equipment, net	569,486	602,568
Goodwill	1,255,177	1,257,029
Other intangibles, net	120,864	114,700
Deferred tax assets	28,470	27,781
Other assets	41,779	45,951

	$2,509,225	$2,551,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$13,567	$9,844
Accrued litigation settlement	27,000	—
Other current liabilities	167,689	165,570

Total current liabilities	208,256	175,414

Long-term debt	699,381	771,630
Other liabilities	46,284	48,065
Deferred tax liabilities	12,576	16,456

Total liabilities	966,497	1,011,565

Stockholders’ equity	1,542,728	1,540,342

	$2,509,225	$2,551,907

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(In thousands, except earnings per share amounts)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2010	2009	2010	2009
Net sales	$289,271	$260,594	$549,530	$511,736
Cost of sales	125,778	111,537	236,274	220,545

Gross profit	163,493	149,057	313,256	291,191
Selling, general and administrative expense	111,340	93,705	211,918	188,697
Research and development expense	8,573	10,065	16,200	17,295
Restructuring costs	47	—	410	2,954
Amortization of intangibles	4,499	4,080	8,716	8,257

Operating income	39,034	41,207	76,012	73,988
Interest expense	9,730	10,830	19,955	22,287
Litigation settlement charge	27,000	—	27,000	—
Other income (expense), net	168	260	(2,159)	8,404

Income before income taxes	2,472	30,637	26,898	60,105
(Benefit from) provision for income taxes	(1,984)	5,988	2,020	11,583

Net income	$4,456	$24,649	$24,878	$48,522

Diluted earnings per share	$0.10	$0.54	$0.54	$1.07

Number of shares used to compute earnings per share	46,367	45,523	46,197	45,204

Soft Contact Lens Revenue Update

Worldwide Market vs. CooperVision (Constant Currency)

The data below is extracted from a compilation of industry participants’ revenue by the Contact Lens Institute (CLI), an independent market research firm. This data is compiled using gross product sales at foreign exchange rates set by CLI. It therefore excludes items such as discounts, rebates, currency hedges and freight reimbursements.

Worldwide Manufacturers’ Soft Contact Lens Revenue

(U.S. dollars in millions; constant currency; unaudited)

	Calendar 1Q10			Calendar 2009
	Market	Market Change	CVI Change	Market	Market Change	CVI Change
Sales by Category
Spheres	$1,207	4%	9%	$4,736	1%	7%
Torics	295	11%	16%	1,084	8%	(2)%
Multifocal	73	22%	10%	259	20%	16%

WW Soft Contact Lenses	$1,575	6%	11%	$6,079	3%	5%

Sales by Modality
Single Use	$532	10%	14%	$2,092	3%	14%
Other	1,043	5%	10%	3,987	3%	3%

WW Soft Contact Lenses	$1,575	6%	11%	$6,079	3%	5%

Sales by Material
Hydrogel	$958	(1)%	(3)%	$3,932	(5)%	(3)%
Silicone Hydrogel	617	21%	139%	2,147	20%	113%

WW Soft Contact Lenses	$1,575	6%	11%	$6,079	3%	5%

Sales by Geography
Americas	$637	7%	14%	$2,320	4%	4%
EMEA	472	9%	12%	1,848	6%	7%
Asia Pacific	466	4%	4%	1,911	(1)%	3%

WW Soft Contact Lenses	$1,575	6%	11%	$6,079	3%	5%

United States	$554	6%	13%	$1,999	3%	4%
International	1,021	6%	10%	4,080	3%	5%

WW Soft Contact Lenses	$1,575	6%	11%	$6,079	3%	5%

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